SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GANNETT CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Craig A. Dubow

President and

Chief Executive Officer

March 10, 2006

Dear Shareholder:

On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held on April 18, 2006, at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia 22107.

At this meeting you will be asked to vote for the election of three directors, for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year, and for the re-approval of the material terms of the performance measures included in the Company’s 2001 Omnibus Incentive Compensation Plan. These matters are discussed in detail in the attached proxy statement.

Your Board of Directors believes these three proposals are in the best interests of the Company and its shareholders and recommends that you vote for them.

There are two shareholder proposals that we understand will be presented for consideration at the meeting. The shareholder proposals are discussed in the attached proxy statement. Your Board of Directors believes these proposals are not in the best interests of the Company and its shareholders and recommends that you vote against them.

It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. The toll-free telephone number, Internet address and instructions for voting are shown on page 2 of the proxy statement. Alternatively, if you received a printed proxy card, you may vote by signing and dating it and returning it in the envelope provided.

An admission ticket is required for attendance at the Annual Meeting. Please see page 1 of the proxy statement for instructions about obtaining tickets.

Thank you for your continued support.

Cordially,

Craig A. Dubow

7950 Jones Branch Drive, McLean, Virginia 22107 (703) 854-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 18, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of Gannett Co., Inc. will be held at the Company’s headquarters, 7950 Jones Branch Drive, McLean, Virginia, at 10:00 a.m. on April 18, 2006 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board of Directors;

(2)	to consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year;

(3)	to re-approve the material terms of the performance measures included in the Company’s 2001 Omnibus Incentive Compensation Plan;

(4)	to consider two shareholder proposals; and

(5)	to transact such other business, if any, as may properly come before the meeting.

The Board of Directors has set the close of business on February 24, 2006 as the record date to determine the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON PAGE 2 OF THE PROXY STATEMENT TO VOTE USING THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PRINTED PROXY CARD, YOU MAY VOTE BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. PLEASE DELIVER A PROXY BY ONE OF THESE METHODS TO VOTE YOUR SHARES WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

By Action of the Board of Directors,

Todd A. Mayman

Vice President

Associate General Counsel and Secretary

McLean, Virginia

March 10, 2006

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

April 18, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gannett for the 2006 Annual Meeting of Shareholders to be held on April 18, 2006 at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia.

Who Can Vote

Shareholders of record on February 24, 2006 may attend and vote at the 2006 annual meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 238,096,499 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on February 24, 2006 will constitute a quorum to conduct business. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

Admission to the meeting is by ticket only. We will provide each shareholder with one admission ticket. Either you or your proxy may use your ticket. If you are a shareholder of record and plan to attend the meeting, please call the Company’s shareholder services department at (703) 854-6960 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership, to: Secretary, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107. Requests for admission tickets will be processed in the order in which they are received and must be received by no later than April 11, 2006. If you decide later not to attend the meeting, please return your ticket to the Secretary, Gannett Co., Inc. at the above address.

A list of shareholders entitled to vote at the 2006 annual meeting will be open to examination by any shareholder, for any purpose germane to the 2006 annual meeting, during normal business hours for a period of ten days before the 2006 annual meeting and during the 2006 annual meeting at the Company’s offices at 7950 Jones Branch Drive, McLean, Virginia 22107.

This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about March 13, 2006.

Help Your Company Reduce Costs

To help the Company reduce costs related to our annual meeting, we ask all shareholders who vote via the Internet to consent to electronic delivery of mailings related to future annual shareholder meetings. Companies may make their proxy statements and annual reports available online and eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

Voting Procedures and Votes Required

You may grant a proxy by signing a proxy card, by telephone or by using the Internet. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. Votes submitted via the Internet or by telephone must be cast by 12:00 noon, Central time, on April 17, 2006. Votes submitted by mail must be received on or before April 17, 2006. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2006 annual meeting. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions have been given, under rules of The New York Stock Exchange the broker may decide how to vote with respect to those shares as to the Board nominees and the ratification of the Company’s independent accounting firm for the 2006 fiscal year.

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. As described more fully in Proposal No. 1, under the Company’s bylaws, an incumbent director nominee who receives a greater number of votes “withheld” than “for” in an election is required to submit a letter of resignation to the Company’s Nominating and Public Responsibility Committee.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions, if any, will have the same effect as votes against the proposal. If this appointment is not ratified by holders of our voting securities, the Audit Committee and Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Re-approval of the material terms of the performance measures in the Company’s 2001 Omnibus Incentive Compensation Plan, as specified in Proposal No. 3, and approval of the two shareholder proposals, as specified in Proposals No. 4 and 5, require the affirmative vote of a majority of the votes cast on these proposals at the annual meeting. These proposals are not considered “routine” under New York Stock Exchange rules. Accordingly, if a shareholder holds shares in a broker’s account, the broker cannot vote the shares on any non-routine proposal as to which the broker has not received specific voting instructions. This is called a “broker non-vote.” Broker non-votes, if any, will have no effect on the outcome of the vote for these proposals. Abstentions, if any, will have the same effect as votes against the proposals. In addition, the implementation of Proposal No. 4, if approved at the annual meeting of shareholders, would require an amendment to the Company’s certificate of incorporation. Under Delaware corporate law, such an amendment would require the adoption of a resolution by the Board endorsing the amendment, and subsequent approval of the resolution by not less than 80% of the shareholders entitled to vote on the matter. Approval of Proposal No. 4 at the annual meeting of shareholders does not require the Board to endorse such a resolution for approval by our shareholders.

If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

(1) FOR the election of three director nominees named in Proposal No. 1;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006;

(3) FOR the re-approval of the material terms of the performance measures in the Company’s 2001 Omnibus Incentive Compensation Plan;

(4) AGAINST the shareholder proposals specified in Proposals No. 4 and 5; and

(5) in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.

How to Vote by Phone:

•	Have your proxy card in hand when you call.

•	You can use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon, Central time, on April 17, 2006.

•	Dial 1-800-560-1965.

•	You will be provided simple voting instructions. Follow these to complete your vote.

How to Vote by the Internet:

•	Have your proxy card in hand.

•	You can use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon, Central time, on April 17, 2006 at http://www.eproxy.com/gci.

•	You will be provided simple voting instructions. Follow these to complete your vote.

•	You will have the option to consent to receipt via the Internet of all materials related to future annual meetings.

How to Vote by Mail:

•	Mark, sign and date the proxy card accompanying this proxy statement (if any) and return it in the enclosed postage-paid envelope.

•	Votes submitted by mail must be received on or before April 17, 2006.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’

instructions have been recorded properly. The Company has been advised that these Internet and telephone voting procedures are consistent with the requirements of applicable law.

If you participate in the Company’s Dividend Reinvestment or 401(k) Plans, your shares of common stock in those plans can be voted by telephone, via the Internet or by mail if you received a proxy card. If no instructions are given by you, your shares held in the Dividend Reinvestment Plan will not be voted. All shares in the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same proportion as shares for which the trustee receives instructions.

PROPOSAL 1—ELECTION OF DIRECTORS

Your Board

Currently, the Board of Directors is composed of ten directors, two of whom are employees of the Company. Following the 2006 annual meeting, the Company will have only nine directors, as Solomon D. Trujillo has decided not to stand for re-election to the Board. The Board of Directors held twelve meetings during 2005. Each director attended more than 75% of the total number of meetings of the Board and its committees on which he or she served during 2005, including Craig A. Dubow after his election to the Board effective July 15, 2005.

The Board of Directors conducts its business through meetings of the Board and its four committees: the Audit Committee, the Executive Committee, the Executive Compensation Committee, and the Nominating and Public Responsibility Committee.

Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company. The current Audit Committee members are Karen Hastie Williams, Chair, Marjorie Magner, Duncan M. McFarland, Stephen P. Munn and Solomon D. Trujillo. This Committee met ten times during 2005.

Rules adopted by the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting the NYSE’s tests for director independence generally, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting—directly or indirectly—any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the NYSE for listed company board members generally. The Board has determined that Stephen P. Munn is an audit committee financial expert, as that term is defined under the SEC rules.

Executive Committee.    The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. The Executive Committee members are Douglas H. McCorkindale, Chair, Craig A. Dubow, James A. Johnson, and Karen Hastie Williams. This Committee met twice in 2005.

Executive Compensation Committee.    The Executive Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the

Company, including administering the Company’s executive incentive plans. The Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to chief executive officer compensation. The Executive Compensation Committee members are James A. Johnson, Chair, Louis D. Boccardi, Stephen P. Munn, and Karen Hastie Williams. Each member of this Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent. This Committee met six times during 2005.

Nominating and Public Responsibility Committee.    The Nominating and Public Responsibility Committee is charged with identifying individuals qualified to become board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors the Company’s human resource practices, including its performance in diversity and equal employment opportunity, monitors the Company’s performance in meeting its obligations of fairness in internal and external matters, and takes a leadership role with respect to the Company’s corporate governance practices. The Nominating and Public Responsibility Committee members are Louis D. Boccardi, Chair, Duncan M. McFarland and Donna E. Shalala. Each member of this Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. This Committee met twice during 2005.

The Nominating and Public Responsibility Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In order for the Board of Directors to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE. The Committee considers whether director candidates have relevant experience in business and industry, government, education and other areas, and monitors the mix of skills and experience of directors in order to assure that the Board has the necessary tools to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity of our country. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Nominating and Public Responsibility Committee historically has relied primarily on recommendations from management and members of the Board to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2007 annual meeting should mail their suggestions to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than January 18, 2007. The manner in which the Committee evaluates director nominee candidates suggested by shareholders will not differ from the manner in which the Committee evaluates candidates recommended by other sources.

In addition to the criteria described above, the Company’s By-laws also require each director to own, directly, beneficially, or through the Company’s Deferred Compensation Plan, at least 3,000 shares of Gannett stock. Each director will meet or exceed the share ownership requirement as of the date of the annual meeting of shareholders. The By-laws of the Company also establish mandatory retirement ages of 70 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the chief executive officer of the Company. The Board of Directors has extended the retirement age beyond 65 for Douglas H. McCorkindale, the Company’s Chairman, until the 2007 annual meeting of shareholders.

The written charters governing the Audit Committee, the Executive Compensation Committee and the Nominating and Public Responsibility Committee, as well as the Company’s Principles of Corporate

Governance, are posted on the Corporate Governance page of the Company’s website at http://www.gannett.com. You may also obtain a copy of any of these documents without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary.

Ethics

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Gannett director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at http://www.gannett.com. You may also obtain a copy of the Ethics Policy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline for employees and others to submit their concerns regarding violations or suspected violations of law. This same hotline also is available for reporting questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-234-4206 or by emailing or writing to the addresses provided on the Corporate Governance page of the Company’s website. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Director Independence

The Board of Directors has affirmatively determined that all of the current directors other than Douglas H. McCorkindale and Craig A. Dubow are “independent” of the Company within the meaning of the rules governing NYSE-listed companies. For a director to be “independent” under the NYSE rules, the Board of Directors must affirmatively determine that the director has no material relationship with Gannett, either directly or as a partner, shareholder, or officer of an organization that has a relationship with Gannett. To assist it in making these determinations, the Board has determined that the following categories of relationships between a director and Gannett are not material:

1.	Employment of a director or a director’s immediate family member by another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

2.	A relationship of a director or a director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or 2% of such charitable organization’s consolidated gross revenues.

In making its independence determinations, the Board relied on questionnaires submitted by each Board member, the responses to which indicated that there were no relationships between any director

(other than Messrs. McCorkindale and Dubow) and the Company other than relationships involving Board member service at charitable organizations to which the Gannett Foundation made contributions within the permitted thresholds identified above.

Consistent with the NYSE rules, Gannett’s Principles of Corporate Governance call for Gannett’s non-management directors to meet in regularly scheduled executive sessions without management as they deem appropriate. The Company’s non-management directors held six executive sessions in 2005, with Karen Hastie Williams presiding, and will meet in executive sessions as appropriate throughout 2006. The presiding director will also preside at meetings of the full Board if the Chairman is not present and will take a lead role, in conjunction with the Chairman, in the Board’s self-evaluation process.

Communicating with Your Board

The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the presiding director or the non-management directors as a group by writing to the Board of Directors, the Presiding Director or the Non-Management Directors, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

Nominees

The Board is divided into three classes, as equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Marjorie Magner, Duncan M. McFarland and Karen Hastie Williams have been nominated for election this year to the class with a three-year term that will expire at the 2009 annual meeting of shareholders. All of the nominees are currently directors. If they are elected, their terms will continue until the 2009 annual meeting or until their successors are elected.

The Board believes that the nominees will be available and able to serve as directors. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

Gannett’s bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected, in which case directors shall be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast for that nominee, he or she is required to submit a letter of resignation to the Board’s Nominating and Public Responsibility Committee. In such case, the Nominating and Public Responsibility Committee would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on any such Committee recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Approval of Proposal 1

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

The principal occupations and business experience of the Board’s nominees and of the continuing directors are described below.

The following have been nominated for election at the 2006 Annual Meeting for a term that ends at the 2009 Annual Meeting:

Marjorie Magner

Ms. Magner, 56, was Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group from August 2003 until her retirement in October 2005. She served in various roles at Citigroup, and a predecessor company, CitiFinancial (previously Commercial Credit) beginning in 1987. She is a director of Accenture Ltd and The Charles Schwab Corporation, and currently serves as Chairman of the Brooklyn College Foundation and as a member of the Dean’s Advisory Council for the Krannert School of Management at Purdue University. She has been a director since February 1, 2006.

Duncan M. McFarland

Mr. McFarland, 62, was Chairman and Chief Executive Officer of Wellington Management Company, LLP from 1994 until his retirement in June 2004. He served in various roles at Wellington Management Company since 1965. Mr. McFarland is a director of The Asia Pacific Fund, Inc., a closed-end registered investment company traded on the NYSE, where he is on the audit committee, and a trustee of the Financial Accounting Foundation. He has been a director since 2004.

Karen Hastie Williams

Ms. Williams, 61, is a retired partner at the law firm of Crowell & Moring, Washington, DC. Ms. Williams is a director of The Chubb Corporation, Continental Airlines, Inc., SunTrust Banks, Inc. and WGL Holdings, Inc., the parent company of Washington Gas Light Company. She has been a director since 1997.

The following directors are serving on the Board for a term that ends at the 2007 Annual Meeting:

James A. Johnson

Mr. Johnson, 62, is Vice Chairman of Perseus LLC. He served as Chairman of the Executive Committee of the Board of Directors of Fannie Mae in 1999 and was Chairman and Chief Executive Officer of Fannie Mae from February 1991 through 1998. He is a director of Target Corporation, The Goldman Sachs Group, Inc., Temple-Inland Corporation, UnitedHealth Group, KB Home Corporation and Chairman Emeritus of the John F. Kennedy Center for the Performing Arts. He has been a director since 2000.

Douglas H. McCorkindale

Mr. McCorkindale, 66, is Chairman of Gannett. He was Chairman, President and Chief Executive Officer from January 2001 to July 2005, and President, Chief Executive Officer and Vice Chairman from June 2000 to January 2001. He has served the Company in various other executive capacities since 1971. He is a director of The Associated Press, Continental Airlines, Inc., Lockheed Martin Corporation, and a number of investment companies in the family of Prudential Mutual Funds. He has been a director since 1977.

Stephen P. Munn

Mr. Munn, 63, is Chairman of Carlisle Companies, Inc. He was Chairman, President and Chief Executive Officer of Carlisle from 1993 to February 2001 and President and Chief Executive Officer from 1988 to 1993. He has been a director since 2001.

The following directors are serving on the Board for a term that ends at the 2008 Annual Meeting:

Louis D. Boccardi

Mr. Boccardi, 68, was President and Chief Executive Officer of The Associated Press from 1985 until his retirement in 2003. He was a member of the Pulitzer Prize Board from 1994 to 2003 and Chairman of the Pulitzer Prize Board in 2002. Mr. Boccardi has been a member of the Board of Visitors, the Graduate School of Journalism, Columbia University since 1989. He has been a director since 2003.

Craig A. Dubow

Mr. Dubow, 51, is President and Chief Executive Officer of Gannett. He was President and Chief Executive Officer of Gannett Broadcasting from 2001 to 2005 and he has served the Company in various other executive capacities since 1981. Mr. Dubow is a director of the National Association of Broadcasters, the Association for Maximum Service Television, Inc., Broadcast Music, Inc., and the Television Operators Caucus. He has been a director since July 2005.

Donna E. Shalala

Ms. Shalala, 65, has served as President of the University of Miami since 2001. She was Secretary of the United States Department of Health and Human Services from 1993 to 2001. Ms. Shalala is a director of UnitedHealth Group and Lennar Corporation. She has been a director since 2001.

Compensation of Directors

The Company pays its directors an annual fee and meeting fees. The annual fee is $45,000. Each director receives $2,000 for each Board meeting attended. Each committee chair also receives an annual fee of $15,000 and each committee member, including the chair, as well as any other director attending a committee meeting, receives $1,000 for each committee meeting attended. In lieu of receiving their fees in cash, directors may elect to receive their fees in shares of restricted stock worth 110% of the applicable cash fee, based on the market value of Gannett’s stock at the time of payment, or in options to purchase a number of shares equal to four times the number of shares that would be payable as restricted stock. In addition, upon each annual meeting of shareholders, each director then serving on the Board of Directors (other than Mr. Dubow and Mr. McCorkindale) receives a long-term award of either 1,250 shares of restricted stock or options to purchase 5,000 shares of Gannett stock. Shares of restricted stock paid as director fees vest at a rate of 1/36th of the shares per month, receive dividend equivalent rights, and are issuable to a director only upon his or her retirement. Stock options vest at a rate of one fourth of the shares on each anniversary of the date of grant, have an exercise price equal to the fair market value of the shares on the date of grant, and are exercisable for eight years after the date of grant. Directors may elect to defer their cash or restricted stock fees under the Deferred Compensation Plan, which for cash fee deferrals provides for ten deemed investment options, including mutual funds and a Gannett common stock fund. Deferred fees paid as restricted stock must be invested in the Gannett common stock fund of the Deferred Compensation Plan. Neither Mr. McCorkindale nor Mr. Dubow, who are employees of the Company, receive director fees.

REPORT OF THE AUDIT COMMITTEE

As discussed above, the Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee also appoints the Company’s independent registered public accounting firm. The Audit Committee is also responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors.

The Audit Committee members are Karen Hastie Williams, Chair, Marjorie Magner (appointed February 21, 2006), Duncan M. McFarland, Stephen P. Munn, and Solomon D. Trujillo. All members of the Audit Committee are independent directors within the meaning of the NYSE’s rules and the requirements of the SEC. The Board of Directors has determined that Mr. Munn is an audit committee financial expert under the SEC rules. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

During fiscal year 2005, the Company’s independent registered public accounting firm for that year, Ernst & Young LLP (“E&Y”), billed the Company the following fees:

2005
Audit Services(1)	$2,737,800
Audited-Related Services(2)	$272,400
Tax Services(3)	$125,000
All Other Services	$0

During fiscal year 2004, the Company’s independent registered public accounting firm for that year, PricewaterhouseCoopers LLP (“PwC”), billed the Company the following fees:

2004
Audit Services(1)	$2,921,000
Audited-Related Services(2)	$164,500
Tax Services(3)	$40,900
All Other Services	$0

(1)	Audit Services relate to the annual integrated audit of the consolidated financial statements and internal control over financial reporting, and also include audits of various Newsquest subsidiaries as required by statutes in the U.K.

(2)	Audit-Related Services principally relate to consultation on financial accounting and reporting matters, issuance of comfort letters in connection with debt offerings, and audits of employee benefit plans.

(3)	Tax Services principally relate to tax planning and advice in the U.S. and the U.K., including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and the review of filings with the Federal and certain state governments.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The independent registered public accounting firm is required to provide detailed information regarding the services and an estimate of the costs of performance not less than five business days before commencing any work. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for non-audit services to its Chair, Karen Hastie Williams. Ms. Williams may pre-approve up to $100,000 in non-audit services, in the aggregate at any one time, without consultation with the full Audit Committee, provided she reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

The Audit Committee received from E&Y, the Company’s independent registered public accounting firm for the 2005 fiscal year, written disclosures regarding E&Y’s independence as set forth in Independence Standards Board Standard No. 1, including a detailed statement of any relationships between E&Y and the Company that might bear on E&Y’s independence, and has discussed with E&Y its independence. The Audit Committee considered whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. E&Y stated that it believes it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurred with this statement. The Audit Committee also discussed with E&Y various matters required to be discussed by Statements on Auditing Standards No. 61 (as amended), PCAOB, SEC and NYSE rules, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee also discussed the Company’s 2005 audited financial statements with the Company’s internal auditors, E&Y and management.

The Audit Committee met with management, the Company’s internal auditors and representatives of E&Y in connection with its review of the Company’s audited financial statements for the fiscal year ended December 25, 2005. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with E&Y regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K covering the 2005 fiscal year, and the Board has approved that recommendation.

Audit Committee

Karen Hastie Williams, Chair

Marjorie Magner

Duncan M. McFarland

Stephen P. Munn

Solomon D. Trujillo

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2006. E&Y also served as the Company’s independent registered public accounting firm for our 2005 fiscal year. The Board of Directors is submitting the appointment of E&Y as the Company’s independent registered public accounting firm for shareholder ratification at the 2006 annual meeting.

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for our 2004 fiscal year. On February 25, 2005, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm. The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 26, 2004 and December 28, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended December 26, 2004 and December 28, 2003, and through February 25, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended December 26, 2004 and December 28, 2003, and through February 25, 2005, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

A representative of E&Y is expected to be present at the 2006 annual meeting. The E&Y representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our By-laws do not require that the shareholders ratify the appointment of E&Y as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain E&Y, but may retain E&Y as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

Approval of Proposal 2

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Committee”) has the overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company. To that end, the Committee has the responsibility, power and authority to set the compensation and benefits of elected officers and senior executives, determine distribution and grant awards under and administer the Company’s various stock option and incentive plans. The Committee is composed entirely of independent directors. In 2005, the Committee consisted of James A. Johnson, Chair, Louis D. Boccardi, Stephen P. Munn and Karen Hastie Williams.

The Elements of Compensation at Gannett

The compensation program for executive officers is composed of three elements: base salaries, annual bonuses and long-term awards under the 2001 Omnibus Incentive Compensation Plan (the “2001 Plan”).

The following Compensation Policy guides the Committee in its compensation decisions:

Compensation Policy

The Board of Directors of Gannett believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders.

The Gannett executive compensation program is designed to attract, motivate, reward and retain superior management talent.

The Executive Compensation Committee places heavy emphasis on pay for performance. The Committee believes substantial portions of total compensation should be at risk. Likewise, total compensation should reflect outstanding performance.

Compensation Decisions in 2005

In making its compensation decisions for 2005, the Committee considered the Company’s performance in the following areas: net income, relative shareholder return, earnings per share, return on assets, return on equity, return on invested capital, operating cash flow, operating income as a percent of sales, stock price and market value. In addition, the Committee considered management’s recommendations for individual compensation awards. The Committee also compared the Company’s performance to that of its competitors and noted that the Company posted comparatively strong results for the year. The Company’s revenue growth as well as earnings per share and cash flow margins for its newspaper and broadcasting segments were among the best in the industry. Companies with comparable revenues or profits in other industries also were surveyed to ensure that executive compensation was competitive in the overall marketplace. The Committee believes that the Company should compensate its executives better than its competitors in order to continue attracting and retaining the most talented people. (References to “competitors” are to the S&P 500 Publishing Index companies named on page 18.) While the Committee considered these performance factors in making individual compensation decisions, the Committee applied its own business judgment in making final determinations.

In 2005, the Committee continued to emphasize key executives’ ownership of common stock as a component of their compensation. Stock compensation includes (i) stock ownership guidelines for all executive officers, (ii) long-term awards under the 2001 Plan, and (iii) payment of 25% of an executive’s bonus in Gannett common stock under the 2001 Plan. The stock bonus shares may not be sold for a period of at least six months. All other bonuses are paid in cash. A formal award agreement is not used under the 2001 Plan for stock bonus awards to executive officers. In light of Mr. McCorkindale’s already extensive Gannett stock holdings and the remaining term of his employment agreement, the Committee did not require 25% of Mr. McCorkindale’s 2005 bonus to be paid in Gannett stock.

In 2000, the Committee increased the executive stock ownership guidelines for the Company’s Chief Executive Officer and four other most highly compensated executive officers, or the “named executive officers”, from three to five times their salary range midpoint and increased the guideline for other key executives from one to two times their salary range midpoint. Most executives exceed these guidelines, with the exception of executives who recently have been promoted and, consequently, are subject to a higher minimum ownership threshold.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the Company’s chief executive officer and four other most highly compensated executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Committee has structured, and intends to continue to structure, performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, the Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. For 2005, $58,663 of the compensation paid to Mr. McCorkindale in the form of salary was not deductible under Section 162(m).

Base Salaries: To Attract and Retain Management Talent

Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions by the Company’s competitors, with other companies of comparable size in the media industry and with companies with comparable revenues or profits in other industries. The Company is significantly larger than its competitors, and in 2005 it achieved comparatively strong earnings and earnings per share performances. These factors have led the Company to attempt to place its management salaries above the median for the comparative companies.

In establishing 2005 salaries for executive officers, the Committee also considered the Company’s performance, individual performance and experience and, with respect to the other executive officers, the recommendations made by Mr. Dubow and Mr. McCorkindale. The most important factor was the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives.

Executive Incentive Bonuses: To Motivate Year-to-Year

The Committee believes that annual bonuses motivate executives and reward them for good performance. The goal of the 2001 Plan is to reward higher performing operating units and individuals with a greater percentage of the total available bonus pool. The performance bonuses for 2005 for the Company’s executive officers were based on individual and Company performance. For other executives, the bonuses for 2005 were determined on the basis of individual and operating unit performance in the areas of profit, product and people. The Committee’s review of the bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance, applying the criteria discussed above. No relative ranking of these various factors was applied.

To further the Committee’s goal of increasing the stock ownership by key executives, 25% of the bonuses for 2005 for approximately 25 senior executives were paid to them in the form of Gannett common stock under the 2001 Plan rather than cash. This continues a practice established in 1993. Neither Mr. McCorkindale nor Mr. Dubow made any recommendations as to their own bonuses, which were determined by the Committee based on the factors discussed below under “Chief Executive Officer Compensation.”

Long-Term Stock Awards: To Promote Long-Term Growth

Long-term stock awards are based on the performance of Gannett common stock and are designed to align the executives’ interests with those of the Company’s shareholders. In 2005, the Committee decided to award long-term stock awards in the form of non-qualified stock options and restricted stock units under the 2001 Plan. Non-qualified stock options were awarded to approximately 520 management employees and restricted stock units were awarded to approximately 1,100 management employees. A non-qualified stock option is the right to purchase shares of common stock of the Company within eight years after the date of grant at the fair market value of the common stock on the date of grant. A restricted stock unit award is the right to receive a specified number of shares of common stock of Gannett conditioned on continued employment throughout a specified period (typically four years).

The Committee decides whether to grant individual long-term stock awards and determines the amount of the awards. Long-term stock awards are based in part on the grade level of the executive, after an annual examination of the competitive marketplace. As is the case with annual bonuses, the Committee relies in large part on the recommendations of senior management as to the appropriate level of individual awards to lower level executives. Awards are based on past and expected performance as subjectively evaluated by management in making recommendations and by the Committee in approving them. Executives who can more directly influence the overall performance of the Company are the principal recipients of long-term awards. In 2005, the Board and the Committee authorized Mr. McCorkindale to award 12,500 restricted stock units to a small group of employees as a means of recognition, retention and reward. These “Chairman’s Grants” were granted to approximately 70 Company employees.

In October 2005, the Company amended the terms of agreements under which the Company had awarded employee stock options in July, October and December 2004, by accelerating the vesting of the options to October 2005. Under their original terms, these options were scheduled to vest 25% on each anniversary of the grant date. All of these vested options will remain exercisable for the full eight year term provided by the original agreements at the same exercise price of $80.90 per share. For its executive officers, however, the Company imposed a holding period that requires them to refrain from selling shares of Common Stock acquired upon the exercise of these options (other than shares that may be sold to fund payment of the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the options’ original vesting terms or, if earlier, an executive officer’s last day of employment.

The table below presents information concerning the affected option awards and option holders.

Named executive officers:	Date of option award agreement	Option exercise price	Remaining options for which vesting was accelerated
Douglas H. McCorkindale	December 10, 2004	$80.90	384,000
Craig A. Dubow	December 10, 2004	$80.90	69,000
Susan Clark-Johnson	December 10, 2004	$80.90	48,000
Craig A. Moon	December 10, 2004	$80.90	54,000
Gracia C. Martore	December 10, 2004	$80.90	56,000

Total named executive officers	December 10, 2004	$80.90	611,000

All other executive officers as a group	December 10, 2004	$80.90	155,000

All other employees	December 10, 2004	$80.90	3,831,925
	July 26, 2004	$82.33	36,225
	October 25, 2004	$80.65	1,875

Grand total - all employees			4,636,025

Long-term Incentive Program

In February 2006, as part of a comprehensive review of the Company’s compensation practices, the Committee approved the adoption of a new three-year strategic long-term incentive program, or LTIP. Through the use of the LTIP, the Committee desires to motivate the Company’s key executives to drive success in new businesses while continuing to achieve success in our core businesses. Approximately 25 senior executives have been designated to participate in the LTIP.

The Committee believes that substantial rewards under the LTIP are appropriate if the Company exceeds certain performance targets set by the Committee. On the other hand, to the extent that target goals are not achieved, potential LTIP payouts will be reduced or eliminated completely. In addition, the Committee intends to reduce other annual stock-based compensation to the participating executives in each of 2006, 2007 and 2008 to offset, in whole or in part, the target LTIP grants they receive.

Awards made to eligible participants under the LTIP will be comprised of an equal mix of performance shares and performance units, except as otherwise described below. A performance share is the right to receive a share of Gannett common stock if the applicable performance targets are achieved. A performance unit is the right to receive a specified amount of cash if the applicable performance targets are achieved.

The Committee has established various performance targets (“Targets”) to measure our performance during the three-year period ending with our 2008 fiscal year (“Performance Period”), including (i) a comparison of the Company’s net income before taxes (“NIBT”) for the 2008 fiscal year relative to NIBT for the 2005 fiscal year, (ii) a comparison of the Company’s total shareholder return (“TSR”) (defined as change in stock price plus reinvested dividends) relative to the TSR of the companies (other than the Company) comprising the S&P 500 Publishing Index during the Performance Period, and (iii) another performance measure, which the Company considers to be proprietary business information. Actual payouts of performance shares and performance units under the LTIP, if any, will be determined by a formula which measures our performance against the Targets during the Performance Period. If our performance is below the applicable threshold level for all of the Targets, then no LTIP payouts will be made. To the extent that our performance exceeds the applicable threshold level for any combination of the Targets, a varying amount of performance shares and performance units will be earned, up to a maximum of three times three years of 2006 base salary, in the case of Mr. Dubow, and up to two and one quarter times three years of 2006 base salary in the case of each of the other executives. In assessing whether the Company’s performance has met or exceeded the three-year NIBT performance target, the Committee may make adjustments for matters which are financially significant and are of an infrequently occurring nature.

LTIP awards generally will vest on the expiration of the performance measurement period only if the recipient continues to be employed by the Company through the performance measurement period and the Company meets or exceeds the specified performance targets. Accelerated vesting may occur upon death or a change in control of the Company or, under certain circumstances, in accordance with the terms of the employment agreements described in this proxy statement under “Employment Contracts, Retirement and Change in Control Payments.”

Shares of Gannett common stock issued upon LTIP payouts would be counted against the aggregate share limitations included in the 2001 Plan. The maximum aggregate number of performance shares that may be awarded to any participant in any fiscal year will not exceed 500,000 shares of common stock. The maximum aggregate amount of cash-based awards that may be awarded to any participant in any fiscal year will not exceed $10,000,000. The LTIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m).

Chief Executive Officer Compensation

As noted above, on July 15, 2005, Mr. Dubow was promoted to serve as President and Chief Executive Officer, and Mr. McCorkindale continued as Chairman of the Company.

Under the terms of Mr. Dubow’s employment agreement, which was amended in connection with his promotion, Mr. Dubow is entitled to receive an annual salary of not less than $1 million and an annual bonus at the discretion of the Executive Compensation Committee. Pursuant to the terms of his amended employment agreement, Mr. McCorkindale received an annual salary of $1.6 million in 2005 and a bonus at the discretion of the Executive Compensation Committee. The salaries paid to Mr. Dubow and Mr. McCorkindale in 2005 were the minimum amounts payable under their amended employment agreements. The Committee honored Mr. McCorkindale’s request not to receive a salary increase for 2005. In determining the bonus compensation of Mr. Dubow and Mr. McCorkindale for 2005, the Committee reviewed a number of quantitative and qualitative factors. Quantitative factors included the Company’s performance, net income, relative shareholder return, earnings per share, return on assets, return on equity, return on invested capital, operating cash flow, operating income as a percent of sales, stock price, and market value. For the 2005 fiscal year, reported earnings from continuing operations per diluted share were $4.92, an increase of 1.7% from 2004 reported results for continuing operations of $4.84. Operating income as a percent of sales was 27% in 2005 on a reported basis. The Company’s revenue growth as well as operating income and cash flow margins for its newspaper and broadcasting segments were among the best in the industry.

The Committee also took into consideration important qualitative factors including the exceptional reputations of Mr. Dubow and Mr. McCorkindale in the investment community for leadership, strategic vision, and ethical conduct. The Committee concluded that Mr. Dubow and Mr. McCorkindale performed in an exemplary manner in 2005 by continuing to provide leadership and vision, developing and articulating the strategic direction of the Company, and fostering an environment in which their senior management team was able to support and execute the strategy they articulated. The Committee gave considerable weight to qualitative as well as quantitative factors when determining the compensation of Mr. Dubow and Mr. McCorkindale.

The Committee determined that the levels of both Mr. Dubow’s and Mr. McCorkindale’s compensation were appropriate given their performance, the Company’s size and performance, and the industry in which it operates. As a general matter, media industry companies, particularly broadcasting companies, tend to compensate executives at a higher level than industrial or commercial enterprises. The Committee noted that the Company’s revenues are significantly larger than that of all other companies included in the S&P 500 Publishing Index. The compensation of Mr. Dubow and Mr. McCorkindale reflects all of the foregoing factors.

During 2005 the Committee awarded Mr. Dubow options to purchase 425,000 shares of common stock under the 2001 Plan, and awarded Mr. McCorkindale options to purchase 257,000 shares of common stock under the 2001 Plan. The options vest 25% per year over four years and expire in eight years. As of February 16, 2006, Mr. Dubow beneficially owned 377,132 shares of the Company’s common stock, and was deemed to own 17,875 shares of the Company’s common stock that were credited to his account under the Company’s Deferred Compensation Plan. As of February 16, 2006, Mr. McCorkindale beneficially owned 2,937,368 shares of the Company’s common stock, and was deemed to own 72,716 shares of Gannett common stock that were credited to his account under the Company’s Deferred Compensation Plan.

Executive Compensation Committee

James A. Johnson, Chair

Louis D. Boccardi

Stephen P. Munn

Karen Hastie Williams

Executive Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee of the Board of Directors during fiscal year 2005 was composed of James A. Johnson, who is the Chairman, Louis D. Boccardi, Stephen P. Munn and Karen Hastie Williams. No member of the Executive Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2005. There are no interlock relationships as defined in the applicable SEC rules.

COMPARISON OF SHAREHOLDER RETURN

The following graph compares the performance of the Company’s common stock during the period December 31, 2000 to December 31, 2005 with the S&P 500 Index and the S&P 500 Publishing Index (which consists of Dow Jones & Co., Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Companies, Inc., Meredith Corporation, The New York Times Company and Tribune Company).

The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P 500 Publishing Index also is weighted by market capitalization.

The graph depicts the results of investing $100 in the Company’s common stock, the S&P 500 Index, and the S&P 500 Publishing Index at closing prices on December 31, 2000. It assumes that dividends were reinvested quarterly with respect to the Company’s common stock, daily with respect to the S&P 500 Index and monthly with respect to the S&P 500 Publishing Index.

	2000	2001	2002	2003	2004	2005
GANNETT CO, INC.	100	108.14	116.96	147.08	136.44	102.80
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 PUBLISHING INDEX	100	103.49	110.26	131.00	127.22	111.01

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid to the Company’s named executive officers for services rendered to the Company over the past three fiscal years.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Other Annual Compen- sation (2) ($)	Restricted Stock Award(s) (3) ($)	Securities Underlying Options (4) (#)	All Other Compen- sation (5) ($)
Douglas H. McCorkindale (Chairman)	2005 2004 2003	1,600,000 1,600,000 1,600,000	2,350,000 2,450,000 2,250,000	82,171 82,497 64,929	1,382,876 1,610,053 150,000	257,000 384,000 400,000	23,904 93,076 126,434

Craig A. Dubow (President and CEO)	2005 2004 2003	780,625 550,000 500,000	1,200,000 350,000 325,000	— — —	— — —	425,000 69,000 77,000	39,590 35,134 31,834

Susan Clark-Johnson (President/Newspaper Division)	2005 2004 2003	546,750 485,000 465,000	400,000 310,000 300,000	— — —	165,797 — —	160,500 48,000 51,000	30,753 30,603 30,453

Craig A. Moon (President and Publisher/USA Today)	2005 2004 2003	517,500 475,000 435,000	295,000 260,000 240,000	— — —	150,725 — —	71,000 54,000 53,000	34,118 34,514 32,834

Gracia C. Martore (Senior Vice President and Chief Financial Officer)	2005 2004 2003	480,000 430,000 375,000	375,000 305,000 260,000	— — —	165,797 — —	51,000 56,000 70,000	33,078 30,248 25,434

(1)	Bonus awards may be in the form of cash or shares of Gannett common stock. Bonuses to executive officers typically are paid 25% in Gannett common stock and 75% in cash, both of which may be deferred under the Deferred Compensation Plan.

(2)	This column includes amounts paid to reimburse the executives for the tax impact of certain perquisites. In the case of Mr. McCorkindale, this column also includes legal services in the amount of $46,619 in 2005, $45,600 in 2004 and $38,000 in 2003.

(3)	Represents the value of restricted stock unit awards. Mr. McCorkindale’s restricted stock unit awards in 2005 and 2004 vest monthly over a 12-month period on the first day of each month. The value of the 2005 award is calculated by multiplying $71.89, the closing market price of our common stock on July 1, 2005, the date of grant of the award, by 19,236, the number of shares of common stock underlying the restricted stock units awarded. The first tranche vested on August 1, 2005. The value of the 2004 award was calculated by multiplying $83.70, the closing market price of our common stock on July 1, 2004, the date of grant of the award, by 19,236, the number of shares of common stock underlying the restricted stock units awarded. The first tranche vested on August 1, 2004. Mr. McCorkindale has deferred the shares of common stock deliverable upon vesting of these restricted stock units into our Deferred Compensation Plan. As of December 23, 2005, the last trading day of our 2005 fiscal year, Mr. McCorkindale held unvested restricted stock units representing 11,221 underlying shares of common stock with a market value of $685,491 based on the closing market price of our common stock on such date of $61.09. For Ms. Clark-Johnson, Ms. Martore and Mr. Moon, the value is calculated by multiplying $60.29, the closing market price of our common stock on December 9, 2005, the date of grant of the award, by the number of shares of common stock underlying the restricted stock units awarded, which was 2,750 for Ms. Clark-Johnson and Ms. Martore and 2,500 for Mr. Moon. The awards to these executive officers vest in full on December 9, 2009, the fourth anniversary of the grant date. As of December 23, 2005, the last trading day of our 2005 fiscal year, the unvested restricted stock units held by Ms. Martore and Ms. Clark-Johnson had a market value of $167,997, and the unvested restricted stock units held by Mr. Moon had a market value of $152,725, in each case based on the closing market price of our common stock on such date of $61.09.

(4)	Under the Company’s 2001 Omnibus Incentive Compensation Plan, stock awards in the form of stock options may be granted to key members of management who are in a position to make a substantial contribution to the long-term success of the Company.

(5)	For 2005, this column includes (i) premiums paid by the Company for supplemental medical coverage in the amount of $6,234; (ii) the annual premiums paid by the Company on life insurance policies as follows: Mr. McCorkindale—$11,370; Mr. Dubow—$27,056; Ms. Clark-Johnson—$18,219; Mr. Moon—$21,584; and Ms. Martore—$20,544; and (iii) a matching contribution of $6,300 in Gannett common stock under the Company’s 401(k) plan. For 2004, this column includes (i) premiums paid by the Company for supplemental medical coverage in the amount of $6,234; (ii) the annual premiums paid by the Company on life insurance policies as follows: Mr. McCorkindale—$80,692; Mr. Dubow—$22,750; Ms. Clark-Johnson—$18,219; Mr. Moon—$22,130; and Ms. Martore—$17,864; and (iii) a matching contribution of $6,150 in Gannett common stock under the Company’s 401(k) plan. For 2003, this column includes (i) premiums paid by the Company for supplemental medical coverage in the amount of $6,234; (ii) the annual premiums paid by the Company on life insurance policies as follows: Mr. McCorkindale—$114,200; Mr. Dubow—$19,600; Ms. Clark-Johnson—$18,219; Mr. Moon—$20,600; and Ms. Martore—$13,200; and (iii) a matching contribution of $6,000 in Gannett common stock under the Company’s 401(k) plan.

OPTION GRANT TABLE

Option Grants in Last Fiscal Year

	Individual Grants
Name	Grant Date	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Fair Value($)
Douglas H. McCorkindale	December 9, 2005	257,000	7.03	60.29	December 9, 2013	2,906,670
Craig A. Dubow	July 15, 2005	225,000	6.16	71.94	December 10, 2012	2,958,750
	December 9, 2005	200,000	5.47	60.29	December 9, 2013	2,262,000
Susan Clark-Johnson	October 1, 2005	71,500	1.96	68.62	December 10, 2012	906,620
	December 9, 2005	89,000	2.44	60.29	December 9, 2013	1,006,590
Craig A. Moon	October 1, 2005	25,000	0.68	68.62	December 10, 2012	317,000
	December 9, 2005	46,000	1.26	60.29	December 9, 2013	520,260
Gracia C. Martore	December 9, 2005	51,000	1.40	60.29	December 9, 2013	576,810

This table shows options to purchase shares of Gannett common stock granted to the Company’s named executive officers in 2005. Under the terms of the agreements evidencing the awards, stock options granted in 2005 will become exercisable with respect to 25% of the covered shares annually beginning the first December after the grant date. Executive officers may transfer stock options to family members.

“Grant Date Fair Value” has been calculated using a Black-Scholes model of option valuation. For purposes of calculating the values for the options granted on December 9, 2005, the Company assumed: a dividend yield of 1.30%, expected volatility of 11.46%, a risk-free interest rate of 4.32%, and a 6-year expected life. The calculated value of each option on the grant date was determined to be $11.31 per share subject to the option.

For purposes of calculating the values for the options granted on October 1, 2005, the Company assumed: a dividend yield of 1.27%, expected volatility of 11.87%, a risk-free interest rate of 4.10%, and a 6-year expected life. The calculated value of each option on the grant date was determined to be $12.68 per share subject to the option.

For purposes of calculating the values for the options granted on July 15, 2005, the Company assumed: a dividend yield of 1.27%, expected volatility of 11.87%, a risk-free interest rate of 4.03%, and a 6-year expected life. The calculated value of each option on the grant date was determined to be $13.15 per share subject to the option.

On December 25, 2005, 7,757,851 shares of Gannett common stock were available for grants under the 2001 Omnibus Incentive Compensation Plan. At that time, there were options outstanding to purchase 28,913,513 shares with a weighted average exercise price of $71.91. The expiration dates range from December 10, 2006, to December 9, 2013.

STOCK OPTION TABLE

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 25, 2005 (#)		Value of Unexercised In-the-Money Options at December 25, 2005(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas H. McCorkindale	0	$0	2,575,000	357,000	$7,429,790	$205,600
Craig A. Dubow	0	$0	368,875	388,750	$79,050	$160,000
Susan Clark-Johnson	5,000	$136,100	321,925	157,625	$201,203	$71,200
Craig A. Moon	0	$0	246,250	80,250	$44,303	$36,800
Gracia C. Martore	0	$0	228,750	65,500	$32,200	$40,800

(1)	Represents the difference between the exercise price and the closing price of the Company’s common stock on December 23, 2005, the last trading day of our 2005 fiscal year, of $61.09 per share.

Employment Contracts, Retirement and Change in Control Arrangements

As of July 15, 2005, Gannett entered into a new employment contract with Mr. Dubow, the Company’s President and Chief Executive Officer, which superseded Mr. Dubow’s prior employment contract. The Executive Compensation Committee of the Company’s Board of Directors approved the contract at its July 25, 2005 meeting. The contract will continue until June 30, 2008, and thereafter from year to year until either Mr. Dubow or the Board of Directors provides notice of non-extension. During his employment, Mr. Dubow will receive an annual base salary of $1 million or such greater amount as the Company’s Executive Compensation Committee determines, and an annual bonus at the discretion of the Executive Compensation Committee. All Company stock options granted to Mr. Dubow on or after July 15, 2005 will vest fully within four years from the date of grant, will vest immediately upon termination of employment (other than for “good cause,” as defined in the Agreement) and, upon any such acceleration, will remain exercisable for the lesser of the remaining term or four years. The contract also provides that Mr. Dubow will receive various executive perquisites until retirement. These perquisites currently include life insurance, travel accident insurance, health insurance, various legal and financial services, a home security system allowance, an automobile or monthly automobile allowance and an allowance for club membership fees.

Upon Mr. Dubow’s retirement (unless his employment is terminated for “good cause”), the Company will provide Mr. Dubow with certain benefits which currently include life insurance, health insurance, the opportunity to purchase the company automobile provided to Mr. Dubow during the term of employment at the automobile’s then fair market value, and legal and financial services of the type afforded to other of the Company’s retired executive officers. Mr. Dubow also will receive travel accident insurance if he is asked to represent the Company at a function or event. Any Company-provided legal and financial services will cease on April 15 of the year of termination or the year following termination, depending on the actual termination date.

The Company may terminate the contract upon death, illness, disability, for “good cause” or for any other reason. If the contract is terminated due to Mr. Dubow’s death, illness or disability, Mr. Dubow or his estate will be entitled to receive a cash payment equal to two times the sum of his annual base salary at the then current rate and his most recent annual bonus. In addition, any stock-based awards granted to Mr. Dubow on or prior to the date of termination that are subject to performance-based vesting will be deemed to have been fully earned and the value thereof will be paid to Mr. Dubow or his estate. Mr. Dubow or his estate will be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses upon termination of the contract for any reason.

Mr. Dubow may terminate the contract for “good reason,” as defined in the contract, upon 30 days’ notice unless, under some circumstances, the Company remedies the alleged basis for the termination. If Mr. Dubow terminates the contract for “good reason,” or if the Company terminates his employment (other than as a result of Mr. Dubow’s death, illness or disability) without “good cause,” or if the contract terminates due to the Company’s failure to extend it, Mr. Dubow will be entitled to receive a cash payment equal to two times the sum of his annual salary at the then current rate and his most recent annual bonus. In addition, all outstanding stock options granted to Mr. Dubow prior to July 15, 2005 will vest immediately and such options will remain exercisable for the lesser of the remaining term or three years, and any stock-based awards granted to Mr. Dubow on or prior to the date of termination that are subject to performance-based vesting will be deemed to have been fully earned and the value thereof will be paid to Mr. Dubow.

If Mr. Dubow’s employment terminates before November 1, 2009, Mr. Dubow will have his benefits under the Company’s supplemental executive retirement plan (or any successor plan) calculated using additional months of service credit determined by subtracting the number of full months of service credited to him between July 1, 2005 and the date of termination from 52 months. However, if Mr. Dubow’s employment is terminated upon death, for “good cause” by the Company, or by Mr. Dubow other than for “good reason,” Mr. Dubow will not be credited with any additional service beyond the date of termination.

In the event of a change in control of the Company, as defined in the Company’s Transitional Compensation Plan, Mr. Dubow will receive the greater of any compensation and/or other benefits that become due under the Transitional Compensation Plan or any compensation and/or other benefits that become due under the contract. Because in certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control, Mr. Dubow also is entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code. Payments and benefits under the contract will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code. If, as a result of Section 409A, Mr. Dubow’s extended stock option exercise period following termination of employment is reduced to a period shorter than the period Mr. Dubow would otherwise be entitled to under the contract, the Company will provide Mr. Dubow additional compensation with a value that it determines, in good faith, reflects the value of the reduction in the extended exercise period.

The contract contains customary restrictive covenants that will prevent Mr. Dubow from seeking or obtaining employment by any competitor during the term of his employment with the Company and for two years thereafter. In addition, Mr. Dubow may be required to reimburse the Company for all or a portion of any bonus paid after July 15, 2005, plus interest on the reimbursable amount, if the bonus payment was based on the achievement of financial results that were subsequently restated, the Company’s Board of Directors determines that Mr. Dubow had engaged in misconduct that caused or partially caused the need for the restatement and a lower payment would have been made to Mr. Dubow based on the restated financial results. Any reimbursement under this provision would be separate from any additional reimbursements that may be required under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Mr. McCorkindale and the Company amended his employment contract on June 30, 2005 in connection with the promotion of Mr. Dubow. The Amendment permits the Company to retain Mr. McCorkindale’s services as Chairman through his contract expiration date of June 30, 2006. The Amendment was approved by the Executive Compensation Committee. With respect to Mr. McCorkindale’s bonus for 2005, the Amendment provides that the Executive Compensation Committee will determine the amount on a basis consistent with past practice, as adjusted in the Executive Compensation Committee’s discretion based on the Company’s overall performance. The Amendment also provides that Mr. McCorkindale will be entitled to benefits under the Gannett Supplemental Retirement Plan or similar plan, calculated based on salary and bonus through his termination date of at least $4,050,000, his cash compensation for 2004. The Amendment permits Mr. McCorkindale to terminate his employment and to receive additional benefits if he no longer serves as Chairman, or other senior executive position in which he agrees to serve, and a director of the Company.

Mr. McCorkindale’s employment contract will be renewed from year to year until either the Board or Mr. McCorkindale terminates it on 90 days’ notice before the end of any term. During his employment, he will receive an annual salary of $1.6 million or such greater amount as the Executive Compensation Committee determines and an annual bonus at the discretion of the Executive Compensation Committee. Under the terms of the contract, Mr. McCorkindale received on July 1, 2004 and July 1, 2005, a restricted stock unit award. These awards vest with respect to 1,603 shares of Gannett common stock per month for a 12-month period that commenced on July 1, 2004, and July 1, 2005, respectively. Any portion of the restricted stock unit grants remaining unvested shall be forfeited upon Mr. McCorkindale’s termination of employment for any reason. All Gannett stock options granted to Mr. McCorkindale after July 21, 2003, shall become fully vested within four years from the date of the grant, will continue to vest after Mr. McCorkindale’s termination of employment and shall remain exercisable until the fourth anniversary of Mr. McCorkindale’s termination of employment. In connection with entering into the employment contract Mr. McCorkindale also received a grant of 1,941 stock units. The contract provides for various executive perquisites prior to and following his retirement, generally consistent with those received by prior Chief Executive Officers of the Company, including life insurance, travel accident insurance, executive health insurance, legal and financial counseling services, a home security system allowance, an automobile purchase or monthly allowance, and an allowance for club membership fees. In addition, the Company will provide Mr. McCorkindale substantially similar post-retirement benefits for the remainder of his life as well as ownership of the computer and other home office equipment used at the time of retirement, use of Company aircraft at the then-incremental hourly rate and at times not inconveniencing the Company, and reasonable access to Gannett offices and facilities. Due to the extension of his employment contract, Gannett is obligated to provide Mr. McCorkindale additional life insurance benefits under its existing life insurance program at a cost to the Company of approximately $150,000. Gannett will make available to Mr. McCorkindale this sum of $150,000 for his use in acquiring life insurance or other benefits of his choosing, whether otherwise offered by the Company or not, before or after retirement, in addition to those benefits otherwise provided to him under the contract or by other Gannett benefit policies covering him.

Gannett may terminate the contract upon death, illness, disability or for “good cause,” as defined in the contract. If the contract is terminated due to Mr. McCorkindale’s death, illness or disability,

Mr. McCorkindale or his estate will be entitled to receive the present value of his projected salary and bonuses, plus the value of all fringe benefits, for the balance of the term. Mr. McCorkindale has the right to terminate his employment for “good reason” as defined in the contract. If Mr. McCorkindale terminates the contract for good reason, or if Gannett terminates his employment in any way that constitutes a breach of the contract, he will be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses and receive a cash payment equal to the greater of (1) his total compensation in the year preceding the year of termination (comprised of salary, bonuses and the value of fringe benefits and deferred compensation) or (2) the present value of his projected salary, bonuses and the deemed value of fringe benefits for the balance of the term of the contract. Upon the expiration or termination of the contract for any reason, Gannett has agreed to retain Mr. McCorkindale as a consultant for a period of five years at a fee of $150,000 per year.

In the event of a change in control of Gannett, as defined in Mr. McCorkindale’s contract, Mr. McCorkindale will receive a lump sum cash payment equal to four times his total annual compensation paid in the calendar year immediately preceding the change in control. To the extent permitted under the applicable plan, all of his incentive pay, stock options and any other contingent executive compensation will be treated as if all targets were achieved on the date of the change in control and as if all otherwise unvested benefits became fully vested on such date. He also will receive the retiree benefits provided in the contract. Mr. McCorkindale also is entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

In February 2005, the Company entered into employment contracts with Gracia C. Martore (Senior Vice President and Chief Financial Officer) and Craig A. Moon (President and Publisher/USA TODAY). Although each of the contracts became effective immediately, certain provisions became applicable upon Mr. Dubow’s promotion to President and CEO of the Company, and these provisions will remain in effect for a transition period expiring January 15, 2007. During their employment, the executives will receive annual salaries of $480,000 and $505,000, respectively, or such greater amount as the Executive Compensation Committee determines. Each of the executives will also be entitled to such annual bonus and grant under the 2001 Omnibus Incentive Compensation Plan as determined in the discretion of the Executive Compensation Committee. The contracts also provide that the executives will continue to receive various executive perquisites until retirement. These perquisites currently include life insurance, travel accident insurance, executive health insurance, various legal and financial services, a home security system allowance, an automobile purchase or monthly allowance and an allowance for club membership fees.

In addition, unless an executive’s employment is terminated upon the executive’s death or for “good cause,” as defined in the contract, the Company will provide each executive with certain post-termination benefits which currently include life insurance, executive health insurance and the opportunity to purchase the company automobile provided to the executive during the term of employment at such automobile’s then fair market value. Each executive will also receive travel accident insurance post-termination if he or she is asked to represent Gannett at a function or event and he or she receives prior approval from the Chief Executive Officer. Any pre-termination legal and financial services will cease following the executive’s termination on April 15 of the year of termination or the year following termination, depending on the actual termination date.

If an executive terminates his or her employment prior to January 15, 2007 for “good reason,” or if Gannett terminates an executive’s employment during the transition period without “good cause,” the executive shall receive a cash payment equal to 1.5 times the sum of the executive’s annual salary at the then current rate and the executive’s most recent annual bonus. In addition, upon such termination, all outstanding stock options granted to the executive on or prior to the date of termination will immediately vest and, to the extent not otherwise the case because the executive is retirement eligible, such options will remain exercisable for the lesser of the remaining term or three years, and any stock-based awards granted to the executive on or prior to the date of termination that are subject to performance-based vesting will be deemed to have been fully earned and the value thereof will be paid to the executive. If Gannett terminates an executive’s employment due to illness or other disability prior to January 15, 2007, the executive or his or her estate will be entitled to receive a cash payment equal to the present value of the sum of the executive’s annual salary at the then current rate and the executive’s most recent annual bonus, plus the deemed value of all fringe benefits (for this purpose, the deemed value is 5% of the executive’s annual salary plus club dues and home security charges paid by Gannett for the executive in the prior calendar year), multiplied by a fraction, the numerator of which is the number of months remaining until January 15, 2007, and the denominator of which is 12. Amounts paid are reduced by amounts paid under disability policies or programs of Gannett. Either Gannett or an executive may terminate the executive’s employment at any time for any reason or for no reason at all, provided that an executive must provide 30 days’ advance notice of such termination and, if the termination is for “good reason,” an opportunity under some circumstances for the company to remedy the alleged basis for the termination. If an executive’s employment is terminated by Gannett or the executive for any reason, the executive will be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses.

For purposes of the contracts, “good reason” means any of the following events: (1) the executive is not elected or retained in his or her current position (or in such other senior executive position as the executive may have agreed to serve) of Gannett; (2) Gannett acts to materially reduce the executive’s duties and responsibilities, including that the executive no longer directly reports to any one of the Chairman, President or Chief Executive Officer; (3) Gannett acts to change the geographic location of the performance of the executive’s duties from the Washington, D.C. metropolitan area; or (4) Gannett otherwise materially breaches the contract. “Good cause” means: (1) any material misappropriation of funds or property of Gannett by the executive; (2) persistent neglect or refusal by the executive to perform the executive’s duties; (3) the breach by the executive of any provision of the trade secrets provision of the contract; (4) conviction of the executive of a felony; or (5) the executive’s voluntary resignation as an employee of Gannett without the prior written consent of Gannett.

If an executive’s employment terminates before a specified date, the executive will have his or her benefits under Gannett’s supplemental executive retirement plan (or any successor plan) calculated using additional months of service credit determined by subtracting the number of full months of service credited to the executive between the date of the contract and the date of termination from 36 months, however, if an executive’s employment is terminated for “good cause” by Gannett, by the executive other than for “good reason,” or upon the executive’s death prior to January 15, 2007, the executive will not be credited with any additional service beyond his or her date of termination. Each contract will terminate upon the death of the executive.

In the event of a change in control of Gannett, as defined in the Transitional Compensation Plan described below, each executive will receive the greater of any compensation and/or other benefits that become due under the Transitional Compensation Plan or any compensation and/or other benefits that become due under the contract. In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Each executive is entitled to receive payment from the Company of an amount sufficient to make him or her whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code. Payments and benefits under the contracts will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code. If, as a result of Section 409A, the executive’s extended stock option exercise period following termination of employment is reduced to a period shorter than the period the executive would otherwise be entitled to under the executive’s employment contract, the Company will provide the executive additional compensation with a value that it determines, in good faith, reflects the value of the reduction in the extended exercise period.

The Company has a Transitional Compensation Plan that provides certain payments to key executives of the Company and its subsidiaries who are terminated without cause or who resign for good reason within two years after a change in control. All executive officers are covered by the Transitional Compensation Plan. Participants who choose to leave their employment within 30 days after the first anniversary of the change in control also qualify for payments under the Transitional Compensation Plan. A participant entitled to compensation will receive all payments and benefits earned through the date of termination, a severance payment of two to three years’ salary and bonus compensation, depending on length of service, life insurance and medical benefits for the same period and extra retirement plan benefits as though employment had continued for such two-to-three-year period.

Participants also are entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the severance payment under Section 4999 of the Internal Revenue Code. If there is a change in control of the Company, as defined in the Transitional Compensation Plan, options become exercisable in full and restricted stock awards become payable. In addition, the Company’s 1978 Executive Long-Term Incentive Plan provided for the grant of option surrender rights in tandem with stock options. In the event of a change in control, the holders of any outstanding option surrender rights are entitled to receive a payment equal to the spread between the option exercise price and the highest price paid for shares of Gannett common stock in connection with the change in control. If option surrender rights are exercised, the related options are canceled. To avoid double payments upon a change in control, any compensation and benefits received by the named executive officers under the terms of the Transitional Compensation Plan will be reduced (but not below zero) by any compensation and benefits received by them under the terms of their employment contracts.

Gary L. Watson retired as President of Gannett’s Newspaper Division effective September 30, 2005. Mr. Watson was a party to an employment contract with the Company. Upon his retirement during the “transition period” (as defined in his employment contract), Mr. Watson received a cash severance payment, accelerated vesting of stock options, and became entitled to receive pension benefits (based on years of service and additional service credit), all as provided under his employment contract, the terms of which are substantially similar to those of the Company’s employment contracts with Ms. Martore and Mr. Moon described above. In addition, Mr. Watson will receive post-retirement benefits substantially similar to those provided to other retired executive officers generally, also as described above with respect to the employment contracts with Ms. Martore and Mr. Moon.

Pension Plans

All executive officers of the Company other than Paul Davidson, the Chairman and Chief Executive Officer of Newsquest PLC, participate in the Gannett Retirement Plan, a defined benefit pension plan that is qualified under Section 401 of the Internal Revenue Code, and the Gannett Supplemental Retirement Plan, an unfunded, nonqualified plan. (Mr. Davidson participates instead in the Newsquest Pension Scheme, a defined benefit pension plan that is approved in the UK by HM Revenue & Customs under Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988.) The annual benefit under the plans, taken together, is in general determined by the number of years of employment multiplied by a percentage of the participant’s Final Average Earnings (during the executive officer’s five highest consecutive years). As described under “Employment Contracts, Retirement and Change in Control Arrangements,” in the event of his or her termination before a specified date (other than by the Company for “good cause,” by the executive officer without “good reason” or by reason of the executive officer’s death), the annual benefits of Mr. Dubow, Ms. Martore and Mr. Moon under the Gannett Supplemental Retirement Plan will be calculated using additional months of service determined by subtracting the number of full months of service credited to the executive between the date of his or her contract and the date of termination from 52 months, in the case of Mr. Dubow, and 36 months, in the case of Ms. Martore and Mr. Moon.

The Internal Revenue Code places limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable above those limitations will be paid under the Gannett Supplemental Retirement Plan. In addition, deferred compensation is excluded from earnings under the Gannett Retirement Plan, but is included in the calculation of the Gannett Supplemental Retirement Plan benefits. Also, certain participants who were actively employed as of January 1, 1998, shall receive a total retirement benefit at least equal to the benefit to which they would have been entitled had the qualified plan not been amended as of January 1, 1998. For these participants, the total retirement benefit is as described above, i.e., based on years of employment and Final Average Earnings. For all U.S. executive officers, the benefit under the Supplemental Retirement Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan benefit formula in effect on December 31, 1997 absent the Section 401 limitations and including deferred compensation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 and after under the two U.S. retirement plans to the Company’s named executive officers in specified compensation and years-of-service classifications.

Pension Plans Table

Final Average Earnings	20 Years of Credited Service	25 Years of Credited Service	30 Years of Credited Service	35 Years of Credited Service	40 Years of Credited Service
700,000	280,000	350,000	374,500	399,000	413,000
800,000	320,000	400,000	428,000	456,000	473,500
900,000	360,000	450,000	481,500	513,000	534,000
1,000,000	400,000	500,000	535,000	570,000	594,500
1,500,000	600,000	750,000	802,500	855,000	897,000
2,000,000	800,000	1,000,000	1,070,000	1,140,000	1,200,000
2,500,000	1,000,000	1,250,000	1,330,000	1,415,000	1,500,000
3,000,000	1,200,000	1,500,000	1,600,000	1,700,000	1,800,000
3,500,000	1,400,000	1,750,000	1,860,000	1,975,000	2,100,000
4,000,000	1,600,000	2,000,000	2,140,000	2,280,000	2,420,000
4,500,000	1,800,000	2,250,000	2,407,500	2,565,000	2,722,500
5,000,000	2,000,000	2,500,000	2,675,000	2,850,000	3,025,000

Final Average Earnings for the Company’s named executive officers includes salaries and bonuses shown on page 19. The credited years of service as of the end of the last fiscal year for the Company’s named executive officers covered under the U.S. pension plan are as follows: Mr. McCorkindale—34, Mr. Dubow—24, Ms. Clark-Johnson—38, Ms. Martore—20 and Mr. Moon—20. Benefits under the pension plans are payable in the form of a single life annuity and are offset by a portion (50% prorated over 35 years of service) of the executive’s primary social security benefit, but are not subject to deduction for any other offset amounts.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of the Company’s 2005 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (2) the weighted-average exercise price of such outstanding options, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)(2)	29,117,991	$71.77	7,757,851
Equity compensation plans not approved by shareholders(2)(3)	389,608	$81.78	1,666,759

Total	29,507,599		9,424,610

(1)	The equity compensation plans approved by Gannett’s shareholders are the 1978 Executive Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan. The number in column (c) includes 4,640,383 shares that may be issued as restricted stock or performance shares or in settlement of stock appreciation rights or performance units.

(2)

The Gannett Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives of the Company. The amounts elected to be deferred by each participant are credited to such participant’s account in the Deferred Compensation Plan, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s common stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s common stock are distributed in cash, and amounts that are treated as if invested in the Company’s common stock are generally distributed in shares of common stock or cash, at the Company’s election. However, deferrals of stock option income and deferrals by directors of restricted stock grants and earnings thereon are required to be distributed in stock under the terms of the Deferred Compensation Plan. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the first row above includes 14,701 shares credited to participants’ accounts in the Deferred Compensation Plan as a result of deferrals of grants made under the 2001 Omnibus Incentive Compensation Plan. Not included in this number are 78,967 shares of stock credited to participants’ accounts in the Deferred Compensation Plan that represent the deferral of shares issued under the 2001 Omnibus Incentive Compensation Plan, as this number of shares was subtracted from the number of shares available for grant under the 2001 Omnibus Incentive Compensation Plan upon the award or exercise of the related grant. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the second row above includes 273,573 shares credited to participants’ accounts in the Deferred Compensation Plan. The weighted average exercise prices in the table above do not take any of the shares issuable from the Deferred Compensation Plan into account, and the price in the second row of that column has been translated into U.S. dollars using the exchange rate in effect on December 25, 2005 per British Pound Sterling of $1.73. The table above does not include any shares that may in the future be credited to participants’ accounts in the Deferred Compensation Plan as a result of salary deferrals or transfers of other funds held in the plan.

Participants in the Deferred Compensation Plan are general unsecured creditors of the Company with respect to their benefits under the plan. The Company does not make contributions on behalf of its executive officers to the Deferred Compensation Plan.

(3)	The equity compensation plans not approved by the Company’s shareholders are Gannett’s Employee ShareSave Plan 2000 (the “ShareSave Plan”) and the Gannett Deferred Compensation Plan. The ShareSave Plan is an HM Revenue & Customs approved plan under which our U.K. employees may purchase shares of our common stock. As of December 31, 2005, 116,035 shares may be issued pursuant to outstanding grants made under the ShareSave Plan and 1,666,759 shares remain available for issuance pursuant to the ShareSave Plan. Under the ShareSave Plan, employees are granted options to purchase shares at the end of three years of service. The terms of the ShareSave plan permit us to offer these shares at a 15% discount off the market price at the time of grant, although no discount is currently being offered. Employees make monthly contributions which are kept in interest bearing accounts and, at the election of the employee, used for the purchase price or returned to the employee. All shares delivered to participants under the ShareSave Plan are treasury shares or purchased in the open market. During the Company’s 2005 fiscal year, 79 shares were purchased by participants under the ShareSave Plan. As discussed above, some shares of stock distributable in connection with the Deferred Compensation Plan will be issued pursuant to the 2001 Omnibus Incentive Compensation Plan, an equity compensation plan that has been approved by the Company’s shareholders.

PROPOSAL 3—RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE

MEASURES INCLUDED IN THE 2001 OMNIBUS INCENTIVE COMPENSATION PLAN

This proposal requests that our shareholders re-approve the material terms of the performance measures that may apply to awards under the 2001 Plan. Re-approval of the material terms of the performance measures is required under Section 162(m) of the Internal Revenue Code if the Company is to preserve its ability to take a federal tax deduction for certain compensation awards that may be granted in the future under the 2001 Plan. Our shareholders are not being asked to approve any changes to the 2001 Plan.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to the Chief Executive Officer or any of the four other named executive officers. The deduction limit does not apply to “qualified performance-based compensation.” Stock options granted under the 2001 Plan are considered qualified performance-based compensation because, among other things, the 2001 Plan was approved by shareholders and the stock options are granted at no less than fair market value on the grant date. The same would be true for stock appreciation rights, if the Company were to grant them under the 2001 Plan.

However, other types of awards, such as cash-based awards and restricted stock, must satisfy additional requirements to be considered qualified performance-based compensation. Specifically, the awards must be subject to performance measures, the material terms of which have been approved by shareholders. Where these performance measures provide a company with a choice among different performance measures, as is the case with the 2001 Plan, shareholders must re-approve the material terms of the performance measures every five years. As almost five years have passed since the Company’s shareholders first approved the 2001 Plan, the Board of Directors requests our shareholders to re-approve the material terms of the performance measures set forth in the 2001 Plan (the “Performance Measures”). If our shareholders fail to re-approve the Performance Measures, the Company will still be able to make awards under the 2001 Plan, but awards (other than stock options and stock appreciation rights) will be subject to the deduction limit under Section 162(m).

Material terms of the performance measures under the 2001 Plan

Under the 2001 Plan, any award may, but need not, be subject to the satisfaction of one or more Performance Measures. Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) will be subject to Performance Measures based on one or more of the following business criteria: (1) financial measures, such as earnings per share; net income (before or after taxes); net income from continuing operations (before or after taxes); return measures (including, but not limited to, return on assets, equity, capital or investment); cash flow (including, but not limited to, operating cash flow and free cash flow); earnings before or after taxes, interest, depreciation and amortization; internal rate of return or increase in net present value; dividends paid; gross revenues; and gross margins; (2) operating measures, such as growth in circulation, television ratings, advertising lineage, website visits and website advertising; (3) internal measures, such as achieving a diverse work force; and (4) share price (including, but not limited to, growth measures and total shareholder return). The performance measures may be determined by reference to (1) the performance of Gannett, one or more of its subsidiaries, or a division or unit of Gannett or one or more of its subsidiaries; or (2) comparisons of any of the performance measures relative to peer or other companies. (Article 10).

Under the 2001 Plan, no more than 500,000 restricted shares may be granted to any participant in a fiscal year. The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. (Article 9). Payment of these awards may be made in any combination of cash or shares of common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares that may be awarded to any participant in any fiscal year may not exceed the value of 500,000 shares of common stock. (Section 4.1(d)). The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $10,000,000.

Summary of Other Material Features of the 2001 Plan

The following summary description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, copies of which have been filed with the SEC as Exhibit 10-8 to the Company’s 2005 Annual Report on Form 10-K and as an appendix to the Company’s definitive Schedule 14A that includes this proxy statement. The parenthetical article and section references that follow refer to articles and sections of the 2001 Plan that relate to this summary. Our shareholders are not being asked to re-approve any of the following provisions.

Corporate Governance Provisions:    The 2001 Plan contains several provisions intended to provide that awards under the 2001 Plan conform to established principles of corporate governance. These provisions include:

•	No Discount Stock Options. Stock options may not be granted with an exercise price of less than the fair market value of the common stock on the date the stock option is granted. This restriction may not be changed without shareholder approval. (Sections 6.3 and 16.3).

•	No Stock Option Repricings. Stock options may not be repriced absent shareholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price. (Section 16.3).

•	No Evergreen Provision. The 2001 Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of common stock authorized for issuance under the 2001 Plan.

Administration.    The 2001 Plan is administered by the Executive Compensation Committee (the “Committee”). The Committee is composed entirely of independent directors. Subject to the terms of the 2001 Plan, the Committee may grant awards under the 2001 Plan; establish the terms and conditions of those awards; construe and interpret the 2001 Plan and any agreement or instrument entered into under the 2001 Plan; establish, amend or waive rules and regulations for the 2001 Plan’s administration; amend the terms and conditions of any outstanding award as provided in the 2001 Plan; and take all other actions it deems necessary for the proper operation or administration of the 2001 Plan. The Committee may delegate its authority under the 2001 Plan, subject to certain limitations. (Section 3.2).

Eligibility.    Awards may be granted to employees of Gannett, its subsidiaries and affiliates, and directors of Gannett. The Committee will decide who should receive awards and what kind of awards they should receive. The 2001 Plan does not limit the number of employees and affiliates who may receive awards. (Sections 5.1 and 5.2).

Shares Available for Grant.    The common stock issued may be authorized but unissued shares or treasury shares. (Section 4.1). Forfeited shares, shares from lapsed awards, shares tendered to exercise an award, shares withheld for taxes and shares underlying awards which are settled in cash are included in the number of shares remaining available for grant.

Types of Awards.    The Committee may grant the following types of awards under the 2001 Plan: stock options; stock appreciation rights; restricted stock; performance shares; performance units and other equity-based and cash-based awards. (Article 4).

Stock Options.    A stock option is the right to purchase one or more shares of common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. (Article 6). A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 1 million shares of common stock subject to stock options may be granted to any participant in a fiscal year. (Section 4.1(a)). The exercise price of a stock option will not be less than 100% of the fair market value of a share of common stock on the date that the option is granted. (Section 6.3).

Stock Appreciation Rights.    A stock appreciation right (“SAR”) is a right to receive an amount in any combination of cash or common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of an SAR granted in tandem with an option will be equal to the exercise price of the related option, and the SAR may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date the SAR is granted. No more than 1 million shares of common stock may be granted in the form of SARs to any participant in a fiscal year. (Section 4.1(b)). No SARs have been granted as of the date of this proxy statement.

Adjustments.    In the event of a change in the outstanding shares of common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of common stock or other securities, or other corporate transaction or event, the Committee may take certain actions to prevent the dilution or enlargement of benefits under the 2001 Plan. These actions include adjusting (1) the number of shares of common stock that may be issued under the 2001 Plan (including the share limitations in Section 4.1); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award. (Section 4.2).

Change in Control.    In the event of a change in control of the Company, as defined in the 2001 Plan, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; and (3) target payout opportunities attainable under all outstanding cash-based awards and awards of performance-based restricted stock, performance units and performance shares will be paid on a prorated basis assuming achievement of all relevant target performance goals as specified in the 2001 Plan, unless otherwise provided in award agreements or resolutions adopted by the Committee. (Section 15).

Amendment and Termination.    The Committee may amend or terminate the 2001 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted after January 1, 2011. Shareholder approval is required for certain amendments to the 2001 Plan. (Section 16.3).

Limitation on Shares Issued Other Than for Stock Options and SARs.    The 2001 Plan limits to 5 million the number of shares of common stock that may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. (Section 4.1).

Federal Income Tax Aspects of the 2001 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2001 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances.

Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the participant or for Gannett. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Gannett will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must exercise the option while the participant is our employee or an employee of a subsidiary or, if the participant has terminated employment, no later than three months after the participant terminated employment.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Gannett will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.    The grant of a non-qualified stock option will not be a taxable event for the participant or Gannett. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

A participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the participant’s estate for estate tax purposes.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2001 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock.    A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Units/Shares and Cash-Based Awards.    The award of Performance Units/ Shares and Cash-Based Awards will generally have no federal income tax consequences for Gannett or for the participant. The payment of the award is taxable to a participant as ordinary income. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Other Matters

The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2001 Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer or other employee of Gannett under the 2001 Plan if the material terms of the performance measures are re-approved.

On February 24, 2006, the closing price of the Company’s common stock on the New York Stock Exchange was $62.71 per share.

Approval of Proposal 3

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the re-approval of the material terms of the performance measures in the 2001 Omnibus Incentive Compensation Plan.

PROPOSAL 4—SHAREHOLDER PROPOSAL

Evelyn Y. Davis, Editor of Highlights and Lowlights, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, D.C. 20037, beneficial owner of 100 shares of Gannett common stock, has notified the Company that she intends to present the following proposal for consideration at the meeting. The Board of Directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted unless you specify otherwise.

Annual Election of Directors Proposal

Resolved: That the stockholders of Gannett recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

Reasons: Many companies including Dow Jones, Starwood, Merck, Goldman Sachs, Morgan Stanley, Federated, CarrAmerica and many others recently adopted this resolution. The great majority of New York Stock Exchange listed corporations elect all their directors each year. This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board. We do have an excellent Board but they should be willing to stand for re-election EACH year, instead of every third year. If you AGREE, please mark your proxy FOR this resolution.

Statement by the Board of Directors in Opposition to the Resolution

In accordance with the Company’s certificate of incorporation, the Company has three classes of directors, with members of each class elected to three-year terms. The classes are staggered so that the Company’s stockholders vote for the election of one class of directors every year. Under the certificate of incorporation and Delaware corporate law, the implementation of this proposal, even if approved at the annual meeting of shareholders, could not proceed unless (i) the Board endorses a resolution amending the certificate of incorporation to implement the proposal and (ii) at least 80% of our shareholders entitled to vote on the matter subsequently vote in favor of the amendment. Approval of this proposal at the annual meeting does not require the Board to endorse such a resolution.

Notwithstanding the potential procedural impediments to the proposal, your Board has determined that declassification is not in the best interests of the Company and our shareholders for the reasons set forth below.

We believe that the classified board structure promotes stability and continuity and helps our Board focus on the Company’s long-term strategy. This is due to the fact that under a classified board structure, a majority of our directors will always have prior experience in serving as directors of our Company. This ensures that the strategy of our Company is in the hands of directors who are familiar with the Company and its operations.

In addition, we believe that the staggered system for the election of directors reduces the Company’s vulnerability to abusive takeover attempts. The classified board structure does not prevent unsolicited acquisition proposals; rather, it assists the Board and management in protecting shareholder value. By preventing the Board from being seized by a hostile acquirer in the course of a single proxy contest, the classified system improves the ability of the Board and management to negotiate acquisition proposals and to consider alternatives that are in the best interest of our shareholders.

Finally, Delaware law imposes fiduciary duties on the Board of Directors that are not dependent on how often a director is elected or on the length of their terms of service. Thus, whether or not the Board is classified has no bearing on the accountability of the Board to our shareholders under applicable law.

In light of the foregoing, your Board believes that the adoption of this shareholder proposal is not in the best interests of the Company and our shareholders and unanimously recommends that shareholders vote AGAINST this proposal.

PROPOSAL 5—SHAREHOLDER PROPOSAL

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue NW, Washington, DC 20001, beneficial owner of 80 shares of Gannett common stock, has notified the Company that it intends to present the following proposal for consideration at the meeting. The Board of Directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted unless you specify otherwise.

Independent Board Chairman Proposal

Resolved: That stockholders of Gannett Company, Inc. (“Gannett” or “the Company”) ask the board of directors to adopt a policy that the board’s chairman be an independent director who has not previously served as an executive officer of Gannett. The policy should be implemented so as to not violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Supporting Statement: It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company the former CEO and President, Mr. Douglas McCorkindale, holds the position of Chairman of the Board. We believe that this current scheme may not be in the best interests of shareholders.

Shareholders of Gannett require an independent leader to ensure that management acts strictly in the best interests of the Company, especially when our Company and the industry as a whole are facing significant challenges. The newspaper sector has seen stock prices down an average of 12% this year with Gannett stock down 18%.1

By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective board. Conversely, we fear that a former President and CEO holding the position of Chairman may impair the current President and CEO from making truly independent decisions.

As a long-term shareholder of the Company, we believe that an independent Chairman of the Board will enhance Board leadership at Gannett, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a Commission of The Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent Board of Directors that understands the key issues provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

We believe that the recent wave of corporate scandals demonstrate that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the former CEO and President of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

[1]	“Newspaper Results Unlikely to Change Grim Picture”, Reuters, Oct. 7, 2005.

Statement by the Board of Directors in Opposition to the Resolution

Your Board recognizes the importance of independent oversight by the Board over management and the operations of the Company and conducts itself accordingly. It is for this reason that all but two directors on your Board are independent under the rules governing NYSE-listed companies. Further, each of the Board’s Audit, Executive Compensation and Nominating and Public Responsibility Committees are composed entirely of independent directors. These independent committees of the Board are given the authority under their respective charters to hire independent advisors and consultants, at Company expense, to assist them in carrying out their duties. Based on these various pre-existing independence requirements, we believe the proposal is unnecessary to ensure sufficient independent oversight of management by the Board.

In addition to the independence safeguards mentioned above, the Company’s non-management directors meet in regularly scheduled executive sessions chaired by an independent, non-management presiding director. This presiding director approves the subject matter and the agenda of these executive sessions, which are designed to foster open communication free of any management involvement. The presiding director also presides at meetings of the full Board if the Chairman is not present and takes a lead role in the Board’s self-evaluation process.

We believe this proposal is not in the best interests of the Company or its shareholders because it limits the Board’s flexibility in determining the best candidate to serve as the chairman of the Board, whether that person be an independent director or a director who has served or who is serving as an officer of the Company. An absolute requirement such as is presented by the proposal would prohibit the Board from exercising the judgment that has been entrusted to it by our shareholders. Your Board believes that it remains in the best interests of the Company and its shareholders for the Board to retain the flexibility to determine on a case-by-case basis who is best qualified to serve as the Board’s chairman.

In light of the foregoing, your Board believes that the adoption of this shareholder proposal is not in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote AGAINST this proposal.

SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

The following table presents, as of February 16, 2006, information based on Gannett’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each director and each nominee to the Board of Directors, the Company’s named executive officers in 2005, and all directors and executive officers of Gannett as a group.

The following shares of common stock are included because they may be acquired pursuant to stock options exercisable by April 17, 2006: Mr. McCorkindale—2,575,000; Mr. Dubow—368,875; Ms. Clark-Johnson—321,925; Mr. Moon—246,250; Ms. Martore—228,750; Mr. Johnson—22,082; Mr. Munn—11,625; Ms. Shalala—12,203; Mr. Trujillo—8,311; Ms. Williams—6,125, and all directors and executive officers as a group—4,786,936.

Not included in the table below are 874 shares held by a member of Mr. McCorkindale’s immediate family and 1,052 shares held by a member of Ms. Clark-Johnson’s immediate family, as to which Mr. McCorkindale and Ms. Clark-Johnson, respectively, disclaim beneficial ownership.

The shares reported in the following table do not include 1,242,254 shares owned on February 16, 2006 by the Gannett Retirement Plan Trust. The following officers of the Company serve on the Benefit Plans Committee, which has the power to direct the voting of those shares: Mr. McCorkindale, Mr. Dubow, Thomas L. Chapple (Senior Vice President, Chief Administrative Officer and General Counsel), Ms. Martore and Roxanne V. Horning (Vice President/ Human Resources).

Except as otherwise noted below, the address of each person listed in the following table is: c/o Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107.

Name of Beneficial Owner	Shares Owned	Percent of Class
Private Capital Management (1)	15,923,150	6.6%
JP Morgan Chase & Co. (2)	12,600,190	5.2%
Douglas H. McCorkindale	2,937,368	1.2%
Craig A. Dubow	377,132	*
Susan Clark-Johnson	339,148	*
Craig A. Moon	251,135	*
Gracia C. Martore	232,959	*
Louis D. Boccardi	3,000	*
James A. Johnson	23,582	*
Marjorie Magner	1,750	*
Duncan M. McFarland	10,500	*
Stephen P. Munn	15,875	*
Donna E. Shalala	13,203	*
Solomon D. Trujillo	9,911	*
Karen Hastie Williams	6,125	*

All directors and executive officers as a group (19 persons including those named above)	5,240,313	2.2%

*	Less than one percent.

(1)	Information is based on a Schedule 13G filed by Private Capital Management (“PCM”) on February 14, 2006 with the SEC. The address of PCM is 8889 Pelican Bay Blvd., Naples, FL 34108.

(2)	Information is based on a Schedule 13G filed by JP Morgan Chase & Co. (“JPM”) on February 10, 2006 with the SEC. The address for JPM is 270 Park Ave., New York, NY 10017.

INVESTMENT IN GANNETT STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table presents, as of February 16, 2006, information based on Gannett’s records and filings with the SEC regarding the investment in Gannett stock of the same persons, other than the beneficial owners of more than five percent of the Company’s stock, as in the previous chart.

Name of Officer or Director	Title	Share Investment
Douglas H. McCorkindale	Chairman	3,010,084
Craig A. Dubow	President and CEO	395,007
Susan Clark-Johnson	President/Newspaper Division	341,074
Craig A. Moon	President and Publisher/USA Today	258,852
Gracia C. Martore	Senior Vice President and Chief Financial Officer	241,228
Louis D. Boccardi	Director	8,064
James A. Johnson	Director	25,155
Marjorie Magner	Director	1,750
Duncan M. McFarland	Director	12,277
Stephen P. Munn	Director	15,875
Donna E. Shalala	Director	17,098
Solomon D. Trujillo	Director	12,255
Karen Hastie Williams	Director	10,970

All directors and executive officers as a group (19 persons including those named above)		5,411,497

This table reflects the same information as the table in the preceding section, but it also includes shares of Gannett stock that each such person holds through the Company’s Deferred Compensation Plan. As of February 24, 2006, shares of Gannett common stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. McCorkindale—72,716; Mr. Dubow—17,875; Ms. Clark-Johnson—1,926; Mr. Moon—7,717; Ms. Martore—8,269; Mr. Boccardi—5,064; Mr. Johnson—1,573; Ms. Magner—0; Mr. McFarland—1,777; Mr. Munn—0; Ms. Shalala—3,895; Mr. Trujillo—2,344; Ms. Williams—3,845; and all directors and executive officers as a group—171,184. These shares are not deemed to be “beneficially owned” under technical SEC rules and are therefore not included in the table in the preceding section.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all of our current and former directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2005, except that for each of Messrs. Chapple and Moon, a Form 4 reporting a single transaction was late in being filed. In both cases the delay was the result of administrative error by the Company.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Executive Compensation Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Comparison of Shareholder Return” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2006 annual meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Shareholder Proposals for 2007 Annual Meeting

To be eligible for inclusion in the proxy materials for the Company’s 2007 annual meeting, shareholder proposals must be received at the Company’s principal executive offices by November 10, 2006. A shareholder who wishes to present a proposal at the Company’s 2007 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by January 18, 2007.

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, Georgeson Shareholder Communications, Inc., New York, New York, has been retained to aid in the solicitation of proxies at a fee of $15,000, plus out of pocket expenses.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of common stock who share a single address, only one copy of this proxy statement and the Company’s 2005 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or the Company’s 2005 Annual Report, he or she may contact the Company’s Secretary at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107 or by calling the Secretary at (703) 854-6000. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and Annual Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and proxy statement, you may request householding in the future by contacting the Secretary.

Annual Report

A copy of our 2005 Annual Report is enclosed, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005. You may also obtain a copy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Our 2005 Annual Report and 2005 Form 10-K are also available through the Company’s website at http://www.gannett.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

March 10, 2006

Appendix

Gannett Co., Inc.

2001 Omnibus Incentive

Compensation Plan

Effective January 1, 2001

[Revised to reflect revisions through February 20, 2006]

Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Gannett Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

Subject to approval by the Company’s stockholders, the Plan shall become effective as of January 1, 2001 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.4 Prior Plans. Effective on May 8, 2001, no further awards shall be made under the Company’s 1978 Executive Long-Term Incentive Plan or the 1968 Executive Incentive Bonus Plan; provided, however, that any rights theretofore granted under either such plan shall not be affected.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

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2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award granted to a Participant as described in Article 9 hereof.

2.7 “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i. if, within three years of any merger, consolidation, sale of a substantial part of Gannett’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of Gannett immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of Gannett or (y) of any successor to Gannett, or (z) if Gannett becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (Gannett shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of Gannett entitled to vote generally in the election of directors (“Voting Stock”));

ii. if, as a result of a Transaction, Gannett does not survive as an entity, or its shares are changed into the shares of another corporation;

iii. if any “person” (as that term is used in Section 13(d) or 14(d)(2) of the Exchange Act) becomes a beneficial owner directly or indirectly of securities of Gannett representing 20% or more of the combined voting power of Gannett’s Voting Stock;

iv. if three or more persons are elected directors of Gannett despite the opposition of a majority of the directors of Gannett then in office; or

v. upon determination by the Committee that a Change in Control has occurred, if such a person as defined in subparagraph (iii) above becomes the beneficial owner directly or indirectly of securities of Gannett representing from 12% up to 20% of the combined voting power of Gannett’s Voting Stock.

Effective as of December 4, 2001, “Change in Control” shall have the same definition as set forth in Section 5 of the Gannett Transitional Compensation Plan, as that definition may be amended from time to time.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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2.9 “Committee” means any committee appointed by the Board to administer Awards to Employees or Directors, as specified in Article 3 hereof.

2.10 “Company” means Gannett Co., Inc., a Delaware corporation and any successor thereto as provided in Article 18 hereof.

2.11 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.12 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

2.13 “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee, or if different, as defined in the Employee’s employment contract with the Company or any of its Affiliates or Subsidiaries.

2.14 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.15 “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reflected in the consolidated trading tables of USA Today or any other publication selected by the Committee, provided that, if Shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.20 “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

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2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 “Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.25 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

2.27 “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

2.28 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.29 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.31 “Retirement” means any retirement recognized under the Gannett Retirement Plan or any successor plan thereto.

2.32 “Shares” means the Company’s common stock, par value $1.00 per share.

2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.34 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

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2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-two million five hundred thousand (32,500,000), no more than five million (5,000,000) of which may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued under the Plan may be authorized but unissued shares or treasury shares. The Plan also amends and restates the 1978 Executive Long-Term Incentive Plan and the 1968 Executive Incentive Bonus Plan, each in its entirety (it being noted that awards under such plans prior to May 8, 2001, shall not be impacted by this amendment).

Unless the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

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(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(d)	Performance Shares/Performance Units and Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the value of five hundred thousand (500,000) shares; the maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed ten million dollars ($10,000,000).

4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

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5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

5.4 Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at

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least six (6) months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

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Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

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Article 9. Performance Units, Performance Shares, and Cash-Based Awards

9.1 Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Award Agreement. At the Committee’s discretion, each grant of Performance Units/Shares and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3 Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.4 Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

9.5 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Unless otherwise provided by the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the

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same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

Article 10. Performance Measures

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Net income from continuing operations;

(d)	Return measures (including, but not limited to, return on assets, equity, capital or investment);

(e)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(f)	Cash flow return on investments, which equals net cash flows divided by owner’s equity;

(g)	Earnings before or after taxes, interest, depreciation and/or amortization;

(h)	Internal rate of return or increase in net present value;

(i)	Dividend payments;

(j)	Gross revenues;

(k)	Gross margins;

(l)	Operating measures such as growth in circulation, television ratings and advertising lineage;

(m)	Internal measures such as achieving a diverse workforce;

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(n)	Share price (including, but not limited to, growth measures and total shareholder return); and

(o)	Any of the above measures compared to peer or other companies.

Performance measures may be set either at the corporate level, division level, or the business unit level.

Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 12. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees/Directors

13.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s employ, or as a Director, or interfere with or limit in any way the right of the Company to terminate any Participant’s employment or directorship at any time.

13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14. Termination of Employment/Directorship

Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 15. Change in Control

15.1 Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term;

(b)	Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

(c)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control and, subject to Section 15.4, there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. Subject to Section 15.4, such Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

15.2 Treatment of Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement or resolutions adopted

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by the Committee relating to such Award, the vesting of all outstanding Cash-Based Awards shall be accelerated as of the effective date of the Change in Control (and, in the case of performance-based Cash-Based Awards, based on an assumed achievement of all relevant target performance goals), and subject to Section 15.4, all Cash-Based Awards shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control.

15.3 Limitation on Acceleration.

(a)	Intention of Section 15.3: The acceleration or payment of Awards could, in certain circumstances, subject the Participant to the excise tax provided under Section 4999 of the Code. It is the object of this Section 15.3 to enable each Participant to retain in full the benefits of the Plan and to provide for the maximum after-tax income to each Participant. Accordingly, the Participant must determine, before any payments are made on Awards governed by Section 15.1, which of two alternative forms of acceleration will maximize the Participant’s after-tax proceeds, and must notify the Company in writing of his or her determination. The first alternative is the payment in full of all Awards governed by Section 15.1. The second alternative is the payment of only a part of the Participant’s Awards so that the Participant receives the largest payment possible without causing an excise tax to be payable by the Participant under Section 4999 of the Code. This second alternative is referred to in this Section as “Limited Vesting”.

(b)	Limitation on Participant’s Rights: The Participant’s Awards shall be paid only to the extent permitted under the alternative determined by the Participant to maximize his or her after-tax proceeds, and the Participant shall have no rights to any greater payments on his or her Awards.

(c)	Determination to be Conclusive: The determination of whether Limited Vesting is required and the application of the rules in Section 15.4 shall initially be made by the Participant and all such determinations shall be conclusive and binding on the Company unless the Company proves that they are clearly erroneous. In the latter event, such determinations shall be made by the Company.

15.4 Limitation on Payment. Notwithstanding Section 15.1, if Limited Vesting applies then the amount paid on exercise or payment of an Award shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the Participant under Section 4999 of the Code. If payments are so limited, awards shall be deemed paid in the following order:

(a)	all exercised Options or SARs that were accelerated pursuant to Section 15.1(a) shall be deemed paid first;

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(b)	all awards of Performance Units, Performance Shares and performance-based Restricted Stock shall then be deemed paid; and

(c)	finally, all awards of Restricted Stock that are not performance-based shall be deemed paid.

As among awards or portions of awards of the same type, those vesting at the most distant time in the future (absent a Change in Control) shall be deemed paid first.

15.5 Expenses. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by a Participant in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving the provisions of Section 15.4, whether or not initiated by the Participant.

15.6 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

Article 16. Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

16.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; or (b) reduces the Option Price of an outstanding Option, either by lowering the Option Price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price.

16.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, to the extent the Committee so determines, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Committee shall comply with the requirements of Code Section 162(m). In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

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Article 17. Withholding

17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal statutory minimum, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, his obligations pursuant to this Section 17.1 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Performance Units/Shares, or Cash-Based Awards, and (iii) the expiration of the incentive period, in respect of Restricted Stock. Any election made under this Section 17.1 shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 18. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 19. General Provisions

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

19.5 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

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19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

19.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b)	Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c)	Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 19.8 by the Committee shall be filed with the Plan document as Appendices; and

(e)	Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Virginia, County of Fairfax, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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Proxy Card

GANNETT CO., INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders — April 18, 2006

The undersigned hereby appoints Douglas H. McCorkindale, Craig A. Dubow and Thomas L. Chapple, or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 18, 2006 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.

Please cast your votes on the reverse side, by telephone or online as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5. To vote in accordance with the Board of Directors’ recommendations, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations.

SEE REVERSE

SIDE

COMPANY #

Voting Instructions For Gannett Co., Inc.’s

2006 Annual Meeting of Shareholders

Gannett Co., Inc. shareholders may vote their shares for matters to be covered at the Company’s 2006 Annual Meeting of Shareholders using a toll-free telephone number, via the Internet or using the attached proxy card. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Below are voting instructions for all three options.

Vote By Phone — 1-800-560-1965

Use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 17, 2006. Have your proxy card in hand when you call. You will be provided with simple voting instructions.

Vote by the Internet — http://www.eproxy.com/gci

Use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 17, 2006. Have your proxy card in hand. You will be provided with simple voting instructions. You will also have the option to consent to receipt of all materials related to future annual meetings via the Internet.

Vote By Mail

Mark, sign and date the attached proxy card and return it in the enclosed postage-paid envelope by April 17, 2006.

If you vote by phone or the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS: Nominees are: 01 Marjorie Magner 02 Duncan M. McFarland	☐ VOTE FOR all nominees except those I have listed below	☐ VOTE WITHHELD from all nominees
03 Karen Hastie Williams

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2. PROPOSAL TO RATIFY Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. PROPOSAL TO RE-APPROVE the material terms of the performance measures in the Company’s 2001 Omnibus Incentive Compensation Plan	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSALS 4 and 5.

4. SHAREHOLDER PROPOSAL concerning annual election of directors.	☐	FOR	☐	AGAINST	☐	ABSTAIN

5. SHAREHOLDER PROPOSAL concerning independent board chairman.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

  Address Change? Mark  ☐ Box Indicate changes below.

Date

Signature(s) in Box
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.